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       As filed with the Securities and Exchange Commission on May 7, 2003
                                                         Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          POST-EFFECTIVE AMENDMENT NO.1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            New Skies Satellites N.V.

             (Exact name of registrant as specified in its charter)



            The Netherlands                              N/A
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


                              Rooseveltplantsoen 4
                               2517 KR The Hague,
                                 The Netherlands
                    (Address of principal executive offices)



                New Skies Satellites N.V. 1999 Stock Option Plan
      New Skies Satellites N.V. Stock Option Plan for the Supervisory Board
              New Skies Satellites N.V. 2002 Restricted Stock Plan
 New Skies Satellites N.V. 2002 Restricted Stock Plan for the Supervisory Board

                            (Full title of the plans)

                             CT Corporation System,
                                111 Eighth Avenue
                                   13th Floor
                              New York, N.Y. 10011
                                 (212) 590 9200
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                  This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-8 (Registration No. 333-101263) (the "Registration Statement"), is being filed to reflect the most current version of the New Skies Satellites N.V. 1999 Stock Option Plan (the "Plan"). The Plan filed herewith as Exhibit 99.1 is intended to replace the Plan filed as Exhibit
4.1 in the Registration Statement. The Registration Statement registered ordinary shares of the Registrant to be issued pursuant to the Plan and certain other plans listed on the cover page of this Amendment. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

ITEM 8.  EXHIBITS

         The exhibit schedule to be filed or included as part of this Registration Statement is as follows:

Exhibit      Description
-------      -----------

99.1         New Skies Satellites N.V. 1999 Stock Option Plan

SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, New Skies Satellites N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands on this 7 of May, 2003.



                                           NEW SKIES SATELLITES N.V.

                                           By: /s/ Mary J. Dent
                                               -----------------------------
                                           Name: Mary J. Dent
                                           Title: General Counsel and Member
                                           of the Management Board


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of New Skies Satellites N.V. (the "Company"), do hereby severally constitute and appoint Terence M. Seddon, Daniel S. Goldberg and Mary J. Dent, each our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below in connection with the Registration Statement of the Company on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of May 7, 2003.




           Signature                             Title
           ---------                             -----

/s/ Mary Dent
--------------------------------      Chief Executive Officer
Daniel S. Goldberg*                   (principal executive officer)


/s/ Mary Dent
--------------------------------      Chief Financial Officer
Andrew M. Browne*                     (principal financial officer and principal
                                       accounting officer)

/s/ Mary Dent
--------------------------------      Chairman of the Supervisory Board
Terence Seddon*

/s/ Mary Dent
--------------------------------      Supervisory Director
Shing Kwong Fung*

/s/ Mary Dent
--------------------------------      Supervisory Director
Ashok Ganguly*

/s/ Mary Dent
--------------------------------      Supervisory Director
Jerry Kolb*

/s/ Mary Dent
--------------------------------      Supervisory Director
Neelie Kroes*

/s/ Mary Dent
--------------------------------      Supervisory Director
Gerd D. Mueller*

/s/ Mary Dent
--------------------------------      Supervisory Director
Luigi Ruspantini*

/s/ Mary Dent
--------------------------------      Supervisory Director
Claude Seguin*

/s/ Mary Dent
--------------------------------      Supervisory Director
Donald Wear, Jr.*


        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of New Skies Satellites N.V. in the United States on May 7, 2003.


/s/ Donald J. Puglisi
--------------------------------      Authorized U.S. Representative
Donald J. Puglisi

         * By: /s/ Mary Dent
               ------------------------------------
               Mary J. Dent, as attorney-in-fact

                                  EXHIBIT INDEX



 Exhibit No.                       Description                  Method of Filing
--------------------------------------------------------------------------------
99.1         New Skies Satellites N.V. 1999 Stock Option Plan,    Filed herewith
             as amended